Exhibit  10.14


GC  Financial  Services,  Inc.
Solutions  for  Government  Contractors
8915  Haverstock  Drive
Houston,  TX  77031

                                   TERM SHEET
                         Technical Solutions Group, Inc.

                                                                   June 16, 2004

Tom  Thebes
Chief  Financial  Officer
Technical  Solutions  Group,  Inc.
9801  Highway  78
Building  #3
Ladson,  South  Carolina

Dear  Tom,

Based upon our discussions and information provided, GC Financial Services, Inc. is interested in establishing a factoring relationship, to include a short term bridge facility, with Technical Solutions Group, Inc. for US Government contract M67854-04-D-5099 and the contract to provide MPCV vehicles referenced in the letter date 21 April 2004 from the Department of Army, under the following terms:

Bridge  Facility:
---------------------------
1.  Amount          Up  to  $4MM  (to  be  reviewed  monthly  for  sufficiency)

2.  Purpose     Purchase  inventory  to  be  used  for  US  Government  Contract
M67854-04-D-5099 (US Marine Cougars) and the contract for the US Army Buffalo MPCV vehicles, number to be specified

3.  Maturity     180  days;  callable  on  demand.  May  be  extended

4.  Collateral     First  priority  lien  on  all  assets  of  TSG,  including receivables,  equipment,  inventory

5.  Rate     4.10%  per  month, interest is payable monthly in arrear, except as noted:
          1) If the full bridge facility is satisfied and closed within 60 days of funding, a 0.50% per month rebate will be paid to TSG, bringing the effective rate to 3.6% per month.

          2) If personal guarantees are signed by such individuals as are deemed creditworthy by GCFS, GCFS will decrease the rate on the Bridge Facility to 3.6%.

6.  Repayment      Interest  to  be paid monthly. Principal may be repaid at any time  without  penalty.

7.  Legal  Fees     Paid  by  TSG,  not  to  exceed  $10M

8.  Reps  &  Warranties     Usual  and  customary

9.  Conditions  Precedent
     A.  The  Buffalo  contract  is  confirmed  and  executed.
     B. TSG shall have assigned both specified contracts to GCFS in compliance with applicable law such that GCFS is recognized by the account debtor to have all rights of an assignee of such accounts
     C.  Simultaneous  closing  of  factoring  facility
     D.  Receipt  of  Funds  from  GCFS  Investors
     E. TSG agrees to bi-weekly inspections of production facility and books to insure contract performance
     F.  Customary  Due  Diligence

10.  Default     A)  Non payment of interest or principal, when due or on demand
     B) Breach, termination or suspecsion of performance of contract #M67854-04-D-5099 and #xxx (Buffalo MPCV) with the Department of Defense
     C) Refusal to provide information regarding contract performance or financial status
     D)  Default  under  Factoring  Facility

11.  Governing  Law     State  of  New  York

Factoring  Line
-------------------
1.     Fee  for  services:  2.00%
2.     Advance  Rate:  98.00%
3. Term of Contract: TSG agrees to factor all invoices associated with the current vehicles ordered under specified contracts. Additional vehicle orders under these contracts may be factored at TSG's discretion.
4. Collateral: TSG will grant a first priority interest in accounts receivable as defined in the security agreement, and all proceeds thereof, TSG will grant a lien on all monies due or become due from the United States of America, or Department thereof, accruing under Contracts M67854-04-D-5099 and (buffalo MPCV contract, # TBD)

Pre-funding  requirements  and  stipulations:

a) GC Financial Services, Inc. will require a formal, recognized, Assignment of Claims for each contract.
b) GC Financial Services, Inc. will purchase only those invoices it deems creditworthy and shall not be obliged to purchase any accounts at any time. Non-factored invoice payments shall be promptly forwarded to TSG
c) TSG is required to factor all invoices from specified contracts under for vehicles ordered as of this date. TSG may elect to factor any vehicle deliveries beyond that, but is not obligated to do so.

Upon formal notification from the Government Assignment of Claims, GC Financial Services, Inc. is prepared to move forward immediately.

Agreed  and  Accepted,
GC  Financial  Services,  Inc.          Technical  Solutions  Group,  Inc.
/s/  Kent  R.  Martin                    /s/  Tom  Thebes
Kent  R.  Martin                         Tom  Thebes
President                                Chief  Financial  Officer

6/25/04                                  7/8/04
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